UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2005

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 31, 2005, Richard T. O’Brien gave notice of his intent to resign from the Company effective September 16, 2005, to become chief financial officer at a major natural resources company headquartered in the western United States. On September 7, 2005, AGL Resources announced the promotion of Andrew W. Evans to senior vice president and chief financial officer and Bryan E. Seas to vice president, controller and chief accounting officer.

Mr. Evans, 39, joined the Company as vice president, finance and treasurer in April 2002. From March 1995 until joining the Company, Mr. Evans was employed by Mirant Corporation (formerly Southern Energy, Inc.) where he served from June 2001 until April 2002 as vice president of corporate development for the company’s Mirant Americas business unit. He previously served as vice president and treasurer for Mirant Americas from June 2000 until June 2001, where he was responsible for capital markets and syndicated bank financing for the subsidiary and was involved in Mirant’s initial public offering; director of finance for Mirant Americas Energy Marketing from March 1999 until June 2000; and project finance associate for Southern Electric International (Mirant’s predecessor) from March 1995 until March 1997. Prior to Mirant, Mr. Evans was a finance executive for Southern Company (NYSE: SO) and was earlier employed by the Cambridge, MA office of National Economic Research Associates and by the Federal Reserve Bank of Boston.

Mr. Seas, 45, joined AGL Resources as vice president and controller in July 2003. Mr. Seas spent almost 10 years with El Paso Corporation (NYSE: EP) and one of its predecessor companies, Sonat, Inc. As vice president and controller of El Paso’s Global Power group, with domestic and international assets of approximately $5 billion, from September 2002 until June 2003, he was responsible for accounting, financial reporting, financial systems, budgeting and forecasting. As El Paso’s director of corporate accounting from November 2000 until August 2002, Mr. Seas directed the general accounting and financial systems services of the company. Prior to that, Mr. Seas served as director of accounting for El Paso’s Southern Natural Gas Company subsidiary from October 1999 until October 2000. Mr. Seas began his career in public accounting with Ernst & Young, LLP in 1987.

AGL Resources also announced the promotion of Paul R. Shlanta, from senior vice president, general counsel and chief ethics and compliance officer to executive vice president, general counsel and chief ethics and compliance officer. Mr. Shlanta joined the Company as senior vice president and general counsel in 1998.

Information concerning compensation arrangements has not yet been determined and will be provided by amendment to this report.

AGL Resources’ press release announcing the above personnel matters is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press release, dated September 7, 2005, issued by AGL Resources Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: September 7, 2005	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President, General Counsel and Chief Ethics and Compliance Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated September 7, 2005, issued by AGL Resources Inc.